EXHIBIT 99.1

Filed by Devon Energy Corporation
Pursuant to Rule 425 under the Securities Act of 1933
And deemed filed pursuant to Rule 14a-12
Of the Securities Exchange Act of 1934
Subject Company: Devon Energy Corporation
Commission File No. 0-30176

20 North Broadway, Suite 1500 Oklahoma City, Oklahoma 73102-8260	Telephone: 405/235-3611 Fax: 405/552-4667

NEWS RELEASE

FOR IMMEDIATE RELEASE

Media contacts:	Vince White VP Communications and Investor Relations (405) 552-4505

Investor contacts:	Zack Hager Manager, Investor Relations (405) 552-4526

DEVON ENERGY TO ACQUIRE MITCHELL ENERGY FOR $3.5 BILLION

OKLAHOMA CITY, and THE WOODLANDS, TEXAS — AUGUST 14, 2001 — Devon Energy Corporation (AMEX: DVN, TSE:NSX) and Mitchell Energy & Development Corp. (NYSE:MND) announced today that Devon will acquire Mitchell for cash and stock. With the acquisition, Devon will become the second largest independent natural gas producer in the United States.

“The Mitchell properties fit perfectly with our long-term objectives,” said J. Larry Nichols, Chairman, President and CEO of Devon. “The reserves are concentrated — nearly all in Texas, 71 percent natural gas with an impressive growth curve. In addition to the oil and gas properties, we will also acquire one of the largest suites of U. S. midstream assets of any independent. We believe this transaction can deliver significant growth in per share value, as Devon’s shareholders have come to expect.”

George P. Mitchell, Chairman and CEO of Mitchell, said, “This transaction provides important benefits to our shareholders and employees. It provides significant value while retaining a unique opportunity to participate in the exciting upside potential of Devon. Our shareholders and employees will benefit from becoming part of a larger, stronger and more diversified company.”

Benefits of the Transaction
•	Accretive to Devon’s reserves per share, production per share, cash margin per share and earnings per share.
•	Expands Devon’s year-end reserve base by approximately 38 percent, adding a new high-growth core area.
•	Complements and expands Devon’s established midstream business, adding critical mass in the strategically located Dallas/Fort Worth market.
•	Enhances Devon’s marketing clout in North American gas and gas liquids.
•	Enhances Devon’s technological leadership in tight gas reservoir development.

Major Terms and Conditions
      Under the terms of the agreement, Mitchell’s shareholders would receive, for each Mitchell common share, $31 cash and 0.585 of a share of Devon common stock. This requires Devon to pay $1.6 billion and issue 30.2 million shares to Mitchell’s shareholders. Based upon Devon’s closing stock price of $50.26 on August 13, 2001, the total value of the cash to be paid and stock to be issued to Mitchell shareholders would be approximately $3.1 billion. Devon would also assume approximately $400 million of debt and other obligations of Mitchell. Devon expects the acquisition to be accounted for using the purchase method of accounting.

The board of directors of each company has unanimously approved the merger. George P. Mitchell, Chairman and CEO of Mitchell, and his wife own approximately 46 percent of Mitchell’s outstanding common stock. Mr. and Mrs. Mitchell have agreed to vote their shares in favor of the acquisition by Devon. After completion of the transaction, Mr. and Mrs. Mitchell will own approximately nine percent of Devon’s common shares. Todd Mitchell, son of George P. Mitchell, will join Devon’s board of directors.

Pro Forma Transaction Impact
•	Based upon estimates as of June 30, 2001, Devon would acquire approximately 2.5 trillion cubic feet of gas equivalent in the acquisition, increasing Devon’s proved reserves to more than 1.5 billion barrels of oil equivalent.
•	Proved reserves would be 58 percent natural gas, 32 percent oil and 10 percent natural gas liquids.
•	Approximately 82 percent of proved reserves would be in North America.
•	Devon would also acquire natural gas processing plants, pipelines and other midstream assets valued between $800 million and $1 billion.
•	Devon and Mitchell combined produced approximately 1.4 billion cubic feet of natural gas per day in the U.S. in the second quarter of 2001, making Devon the second largest independent gas producer in the U.S.
•	Devon expects to achieve annual operating and overhead synergies of at least $20 million.

Completion of the transaction will cause Devon’s outstanding shares to increase from 126 million to 156 million. Devon’s capital structure after the transaction will include $150 million in preferred securities, about $3.4 billion of net long-term debt and other long-term liabilities of $340 million. The $3.4 billion debt figure excludes certain Devon debentures that are exchangeable into Chevron common stock. (Devon owns 7.1 million shares of Chevron.)

Other Terms and Conditions
      The transaction is subject to approval by the shareholders of both companies as well as expiration of the Hart-Scott-Rodino waiting period and other customary closing conditions. Both Devon and Mitchell intend to hold special shareholders’ meetings as soon as practicable following completion of regulatory review. Completion of the transaction is expected in the fourth quarter of 2001.

Conference Call and Investor Presentation
      Devon and Mitchell will discuss this transaction in a conference call webcast today. The conference call webcast will begin at 8:30 am Central Time (9:30 am Eastern Time). The webcast may be accessed from Devon’s homepage at www.dvn.com. Devon and Mitchell will also host a meeting of investors and analysts at 11:00 am Central Time (12:00 pm Eastern Time). That webcast may also be accessed on Devon’s homepage at www.dvn.com.

Mitchell Energy & Development Corp.   is one of the nation’s largest independent producers of natural gas and natural gas liquids. For additional information on the company and its operations, visit our Internet website at www.mitchellenergy.com.

Devon Energy Corporation is an independent energy company engaged in oil and gas exploration, production and property acquisitions. Devon ranks among the top five U.S.-based independent oil and gas producers and is included in the S&P 500 Index. Shares of Devon Energy Corporation trade on the American Stock Exchange under the symbol DVN. Devon’s exchangeable shares (resulting from Northstar, Devon’s wholly-owned Canadian operating unit) trade on the Toronto Stock Exchange under the symbol NSX.

INVESTOR NOTICES

      This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. Such statements are those concerning the contemplated transaction and strategic plans, expectations and objectives for future operations. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the companies expect, believe or anticipate will or may occur in the future are forward-looking statements. This includes completion of the proposed transaction, realization of expected synergies from the transaction, reserve estimates, future financial performance, future equity issuance and other matters. These statements are based on certain assumptions made by the companies based on their experience and perception of historical trends, current conditions, expected future developments and other factors they believe are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the companies. Statements regarding future production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to, inflation or lack of availability of goods and services, environmental risks, drilling risks and regulatory changes. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements.

Investors and security holders are advised to read the joint proxy statement/ prospectus that will be included in the Registration Statement on Form S-4 to be filed with the Securities and Exchange Commission in connection with the proposed transaction because it will contain important information. The joint proxy statement/prospectus will be filed with the SEC by Devon and Mitchell. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when available) and other documents filed by Devon and Mitchell with the SEC at the SEC’s web site at www.sec.gov. The joint proxy statement/prospectus and such other documents (relating to Devon) may also be obtained for free from Devon by directing such request to: Devon Energy Corporation, 20 North Broadway, Suite 1500, Oklahoma City, Oklahoma 73102-8260, Attention: Investor Relations, telephone: (405) 552-4570, e-mail: judy.roberts@dvn.com. The joint proxy statement/prospectus and such other documents (relating to Mitchell) may also be obtained for free from Mitchell by directing such request to: Mitchell Energy & Development Corp., 2001 Timberloch Place, The Woodlands, Texas 77380, Attention: Investor Relations, telephone: (713) 377-6625, e-mail: mndpr@mitchellenergy.com.

Devon, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from Devon’s shareholders in connection with the transaction. Information regarding such persons and a description of their interests in the transaction is contained in Devon’s Proxy Statements and Annual Reports on Form 10-K filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the proxy statement/prospectus when it becomes available.

Mitchell, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from Mitchell’s shareholders in connection with the transaction. Information regarding such persons and a description of their interests in the transaction is contained in Mitchell’s Proxy Statements and Annual Reports on Form 10-K filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the proxy statement/prospectus when it becomes available.

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INVESTOR NOTICES

Investors and security holders are advised to read the joint proxy statement/ prospectus that will be included in the Registration Statement on Form S-4 to be filed with the SEC in connection with the proposed transaction because it will contain important information. The joint proxy statement/prospectus will be filed with the SEC by Devon and Mitchell. Investors and security holders may obtain a free copy of the joint proxy statement/prospectus (when available) and other documents filed by Devon and Mitchell with the SEC at the SEC’s web site at www.sec.gov. The joint proxy statement/prospectus and such other documents (relating to Devon) may also be obtained for free from Devon by directing such request to: Devon Energy Corporation, 20 North Broadway, Suite 1500, Oklahoma City, Oklahoma 73102-8260, Attention: Investor Relations, telephone: (405) 552-4570, e-mail: judy.roberts@dvn.com. The joint proxy statement/prospectus and such other documents (relating to Mitchell) may also be obtained for free from Mitchell by directing such request to: Mitchell Energy & Development Corp., 2001 Timberloch Place, The Woodlands, Texas 77380, Attention: Investor Relations, telephone: (713) 377-6625, e-mail: mndpr@mitchellenergy.com.

Devon, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from Devon’s shareholders in connection with the transaction. Information regarding such persons and a description of their interests in the transaction is contained in Devon’s Proxy Statements and Annual Reports on Form 10-K filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the proxy statement/prospectus when it becomes available.

Mitchell, its directors, executive officers and certain members of management and employees may be considered “participants in the solicitation” of proxies from Mitchell’s shareholders in connection with the transaction. Information regarding such persons and a description of their interests in the transaction is contained in Mitchell’s Proxy Statements and Annual Reports on Form 10-K filed with the SEC. Additional information regarding the interests of those persons may be obtained by reading the proxy statement/prospectus when it becomes available.

Devon ENERGY

A Decade of Opportunities

- 2002 - Accelerate Barnett shale development
- 2002 - Canadian Foothills on stream
- 2002 - 1st significant production from Cherokee CBM
- 2003 - Initial gas sales to Singapore
- 2003 - 2004 - Powder River Basin peak production
- 2004 - Raton Basin peak production
- 2007 - 2008 - ACG field peak production

You can reach us at http://www.devonenergy.com